                                                                    EXHIBIT 3.15

                                  BY-LAWS OF
                          THE MISSOURI GAMING COMPANY

                                   ARTICLE I

                                    OFFICES

         SECTION 1. REGISTERED OFFICE AND AGENT. The corporation shall continuously maintain in the State of Missouri a registered office and a registered agent whose business office is identical with such registered office.

                                  ARTICLE II

                                 SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on such date as the Board of Directors may fix, for the purpose of electing directors and transacting such other business as may come before the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the share holders, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called either by the president or by the board of directors for any purpose or purposes stated in the call of the meeting.

         SECTION 3. TIME AND PLACE OF MEETING. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Missouri as shall be designated by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal business office of the corporation.

         SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 or more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 or more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the share holder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale ' lease or exchange of assets, not less than 20 days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders shall apply to any adjournment of the meeting.

         SECTION 6. QUORUM. The holders of a majority of the outstanding shares of the corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders, unless otherwise provided in the articles of incorporation, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the business Corporation Act of 1983, the articles of incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

         SECTION 7. PROXIES. Each shareholder so entitled to vote or act may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed, but no such proxy shall he valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 8. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to vote at a meeting of shareholders, and in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to he elected. Each shareholder may vote either in person or by proxy as provided in Section 7 hereof.

         SECTION 9. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (a) if 5 days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter hereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter hereof.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Business Corporation Act of 1983 if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of
Section 7.10 of the Business Corporation Act of 1983 and that written notice has been given as provided in such Section 7.10.

         SECTION 10. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be determined from time to time by resolution of the Board of Directors. Initially the number of directors shall be one until changed by resolution of the Board of Directors. Each director shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article and shall hold office until his successor shall have been elected and qualified. Directors need not be shareholders.

         SECTION 3. VACANCIES. Vacancies and newly created director ships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until his successor is elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

         SECTION 4. PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Missouri.

         SECTION 5. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the president. Special meetings may be called by the secretary on the written request of any director. No notice of special meetings need be given.

         SECTION 7. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

         SECTION 9. RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time upon written notice to the board of directors. A director may be removed with or without cause, by a majority of shareholders if the notice of the meeting names the director or directors to be removed at said meeting.

         SECTION 10. ATTENDANCE BY CONFERENCE TELEPHONE. Members of the board of directors or any committee of the board may participate in and act at any meeting of the board or committee through use of the conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes.

         SECTION 11. INFORMAL ACTION BY DIRECTORS. The authority of the board of directors may be exercised without a meeting if a consent in writing, setting forth the action taken, is signed by all of the directors entitled to vote.

         SECTION 12. COMPENSATION. The board of directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the board of directors or of a committee.

         SECTION 13. COMMITTEES. A majority of the board of directors may create one or more committees of two or more members to exercise appropriate authority of the board of directors. A majority of such committee shall constitute a quorum for trans action of business. A committee may transact business without a meeting by unanimous written consent.

                                  ARTICLE IV

                                   OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be a chairman, a vice chairman, a president, one or more vice-presidents, a treasurer, a secretary, and such other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person. The vice chairman need not be a member of the board of directors.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer shall not of itself create contract rights.

         SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. PRESIDENT. The President shall be the principal executive officer of the Corporation. Subject to the direction and control of the board of directors, he shall be in charge of the Corporation and shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, he may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

         SECTION 5. VICE-PRESIDENTS. The vice-president (or, in the event there be more than one vice-president, each of the vice-presidents) shall perform such duties and have such other powers as may from time to time be prescribed by the president or by the board of directors.

         SECTION 6. TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

         SECTION 7. SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation;
(d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) have authority to certify the by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof; and (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

         SECTION 9. COMPENSATION. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                  ARTICLE VI

                           SHARES AND THEIR TRANSFER

         SECTION 1. SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. Shares either shall be represented by certificates or shall be uncertificated shares.

         Certificates representing shares of the corporation shall be signed by the president or a vice president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures may be facsimile. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Missouri law and the par value or a statement that the shares and without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

         Unless prohibited by the articles of incorporation, the board of directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

         The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

         SECTION 3. TRANSFER OF SHARES. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

                                  ARTICLE VII

                              GENERAL PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         SECTION 2. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Missouri." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

         SECTION 3. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of The Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                 ARTICLE VIII

                         INDEMNIFICATION OF OFFICERS,
                        DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. Any indemnification under Sections 1 and 2 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 hereof. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

         SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article.

         SECTION 6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these sections.

         SECTION 8. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         SECTION 9. For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         SECTION 10. For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to

"fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

                                  ARTICLE IX

                                  AMENDMENTS

         Unless the power to make, alter, amend or repeal the by-laws is reserved to the shareholders by the articles of incorporation, the by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors, but no by law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.